FOR IMMEDIATE RELEASE

Lear Contacts:
Marianne Vidershain
(248) 447-5541

Tim Brumbaugh
(248) 447-1329

Lear Reports Third Quarter 2024 Results

SOUTHFIELD, Mich., October 24, 2024 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2024.

Third Quarter 2024 Highlights

•Delivered revenue of $5.6 billion in the third quarter, compared to $5.8 billion in the third quarter of 2023
•Total company revenue outperformed industry volume by 3 percentage points, with 5 percentage points in E-Systems and 3 percentage points in Seating
•Net income of $136 million and adjusted net income of $163 million, compared to $133 million and $170 million, respectively, in the third quarter of 2023
•Core operating earnings of $257 million, compared to $267 million in the third quarter of 2023
•Earnings per share of $2.41 and adjusted earnings per share of $2.89, compared to $2.25 and $2.87, respectively, in the third quarter of 2023
•Adjusted earnings per share growth of 1% year over year, reflecting the benefit of our share repurchase program
•Net cash provided by operating activities of $183 million and free cash flow of $51 million, compared to $404 million and $251 million, respectively, in the third quarter of 2023
•Continued growth in China with several awards with BYD, Xiaomi and Seres in Seating, and with the Dongfeng Group in E-Systems
•Launched the first ComfortFlexTM module, combining heat, ventilation and massage, with Volvo
•New business awards for ComfortFlexTM modules with a premium European automaker and Hyundai
•Awarded eight top-three finishes – more than twice as many as the next closest competitor – in the J.D. Power 2024 U.S. Seat Quality and Satisfaction StudySM, including a sweep of all three awards in the Premium Car category
•Named a 2025 Automotive News PACE Award finalist for our Zone Control Module featuring a highly configurable software solution
•Repurchased $209 million of shares and paid $43 million in dividends
(more)

•Cash and cash equivalents at quarter end of $764 million and total liquidity of $2.8 billion

“In the third quarter, Lear generated revenue that outperformed the industry by 3 percentage points globally, with outgrowth in both Seating and E-Systems,” said Ray Scott, Lear’s President and Chief Executive Officer. “We accelerated the pace of our share repurchases, allowing us to increase adjusted earnings per share despite lower industry volumes. The first ComfortFlexTM module, combining heat, ventilation and massage, launched with Volvo. In China, the relationships we have built with key customers are generating additional business wins. In Seating, we won several new awards with BYD, Xiaomi and Seres, and in E-Systems, we were awarded new business for multiple programs with the Dongfeng Group. While margins remain below our mid-term targets in each segment, we continue to make significant progress with the factors we control. I am confident that the innovative products we are developing, combined with the investments we are making in advanced manufacturing, will support revenue and earnings growth, strong cash flow generation and significant shareholder returns.”

Third Quarter Financial Results
(in millions, except per share amounts)

	2024	2023
Reported
Sales	$5,584.4	$5,781.0
Net income	$135.8	$132.9
Earnings per share	$2.41	$2.25

Adjusted(1)
Core operating earnings	$256.6	$267.1
Adjusted net income	$162.8	$169.6
Adjusted earnings per share	$2.89	$2.87

In the third quarter, global vehicle production was down 5% compared to a year ago, with North America down 5%, Europe down 6% and China down 3%. Global vehicle production was down 6% on a Lear sales-weighted basis(2).

Sales in the third quarter were $5.6 billion, representing a year-over-year decrease of 3%. Excluding the impact of commodities, foreign exchange, acquisitions and divestitures, sales were also down 3%, reflecting lower production on key Lear platforms, partially offset by the addition of new business in both of our business segments.

Net income was $135.8 million, up 2% compared to 2023. Core operating earnings were $257 million, or 4.6% of sales, as compared to $267 million, or 4.6% of sales, in 2023. Earnings were impacted by lower production on key Lear platforms, partially offset by positive operating performance and the addition of new business. In the Seating segment, margins and adjusted margins were 5.9% and 6.4% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 4.4% and 5.0% of sales, respectively.

Earnings per share were $2.41 and adjusted earnings per share were $2.89, as compared to $2.25 and $2.87, respectively, a year ago, primarily reflecting the benefit of our share repurchase program.

In the third quarter of 2024, net cash from operating activities was $183 million, and free cash flow(1) was $51 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on S&P Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and third quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the third quarter of 2024, Lear repurchased 1,875,382 shares of our common stock for a total of $209 million. At the end of the third quarter, we had a remaining share repurchase authorization of approximately $1.2 billion, which reflects approximately 20% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 58.0 million shares of our common stock for a total of $5.5 billion at an average price of $94.45 per share. This represents a reduction of approximately 55% of our shares outstanding since the time we began the program.

2024 Financial Outlook
Our 2024 financial outlook, adjusted for the changes to our outlook for global production and its impact on our business, is summarized below:

Full Year 2024 Financial Outlook
Net Sales	$22,950 million - $23,150 million
Core Operating Earnings	$1,040 million - $1,090 million
Adjusted EBITDA	$1,670 million - $1,720 million
Restructuring Costs	≈$150 million
Operating Cash Flow	$1,110 million - $1,160 million
Capital Spending	≈$575 million
Free Cash Flow	$535 million - $585 million

The financial outlook is based on a full year average exchange rate of $1.085/Euro and 7.20 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2024 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s third quarter 2024 financial results and related matters on October 24, 2024, at 8:00 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 7307511. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, excluding the settlement of accounts payable in conjunction with the acquisition of I.G. Bauerhin, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's core sales backlog. The Company's core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 174 on the Fortune 500. Further information about Lear is available at lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 28, 2024	September 30, 2023
Net sales	$5,584.4	$5,781.0

Cost of sales	5,179.1	5,362.8
Selling, general and administrative expenses	174.1	182.5
Amortization of intangible assets	10.7	15.5
Interest expense	26.5	25.7
Other expense, net	3.4	5.8

Consolidated income before income taxes and equity in net income of affiliates	190.6	188.7
Income taxes	47.1	47.0
Equity in net income of affiliates	(12.5)	(10.4)

Consolidated net income	156.0	152.1
Net income attributable to noncontrolling interests	20.2	19.2

Net income attributable to Lear	$135.8	$132.9

Diluted net income per share attributable to Lear	$2.41	$2.25

Weighted average number of diluted shares outstanding	56.4	59.1

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Net sales	$17,591.4	$17,625.7

Cost of sales	16,339.2	16,320.5
Selling, general and administrative expenses	535.9	542.1
Amortization of intangible assets	38.5	47.4
Interest expense	79.5	76.1
Other expense, net	24.3	39.0

Consolidated income before income taxes and equity in net income of affiliates	574.0	600.6
Income taxes	133.8	134.1
Equity in net income of affiliates	(37.1)	(36.2)

Consolidated net income	477.3	502.7
Net income attributable to noncontrolling interests	58.8	57.5

Net income attributable to Lear	$418.5	$445.2

Diluted net income per share available to Lear common stockholders	$7.33	$7.50

Weighted average number of diluted shares outstanding	57.1	59.3

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 28, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$763.9	$1,196.3
Accounts receivable	4,289.4	3,681.2
Inventories	1,768.1	1,758.0
Other	987.1	1,001.4
	7,808.5	7,636.9
Long-Term:
PP&E, net	2,912.2	2,977.4
Goodwill	1,754.4	1,737.9
Other	2,343.0	2,343.3
	7,009.6	7,058.6

Total Assets	$14,818.1	$14,695.5

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$27.8	$27.5
Accounts payable and drafts	3,493.7	3,434.2
Accrued liabilities	2,368.9	2,205.2
Current portion of long-term debt	2.3	0.3
	5,892.7	5,667.2
Long-Term:
Long-term debt	2,767.8	2,742.6
Other	1,263.3	1,225.1
	4,031.1	3,967.7

Equity	4,894.3	5,060.6

Total Liabilities and Equity	$14,818.1	$14,695.5

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 28, 2024	September 30, 2023
Net Sales
North America	$2,403.4	$2,381.4
Europe and Africa	1,892.5	2,015.4
Asia	1,055.0	1,142.5
South America	233.5	241.7
Total	$5,584.4	$5,781.0

Content per Vehicle [1]
North America	$651	$604
Europe and Africa	$508	$498

Free Cash Flow [2]
Net cash provided by operating activities	$182.7	$403.8
Capital expenditures	(132.2)	(153.2)
Free cash flow	$50.5	$250.6

Core Operating Earnings [2]
Net income attributable to Lear	$135.8	$132.9
Interest expense	26.5	25.7
Other expense, net	3.4	5.8
Income taxes	47.1	47.0
Equity in net income of affiliates	(12.5)	(10.4)
Net income attributable to noncontrolling interests	20.2	19.2
Restructuring costs and other special items -
Costs related to restructuring actions	27.8	48.0
Acquisition costs	—	0.4
Costs related to CrowdStrike Holdings, Inc.	3.7	—
Impairments (recoveries) related to Russian operations, net	(2.6)	0.4
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(3.5)
Other	7.2	1.6
Core operating earnings	$256.6	$267.1

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 28, 2024	September 30, 2023
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$135.8	$132.9
Restructuring costs and other special items -
Costs related to restructuring actions	25.6	48.0
Acquisition costs	—	0.4
Costs related to CrowdStrike Holdings, Inc.	3.7	—
Impairments (recoveries) related to Russian operations, net	(2.6)	0.4
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(7.5)
Foreign exchange gains due to foreign exchange rate volatility related to Russia	(1.5)	(0.7)
Other	6.4	3.5
Tax impact of special items and other net tax adjustments [3]	(4.6)	(7.4)
Adjusted net income	$162.8	$169.6

Weighted average number of diluted shares outstanding	56.4	59.1

Diluted net income per share available to Lear	$2.41	$2.25

Adjusted earnings per share	$2.89	$2.87

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Net Sales
North America	$7,431.8	$7,231.2
Europe and Africa	6,317.9	6,438.9
Asia	3,189.1	3,271.1
South America	652.6	684.5
Total	$17,591.4	$17,625.7

Content per Vehicle [1]
North America	$632	$607
Europe and Africa	$483	$472

Free Cash Flow [2]
Net cash provided by operating activities	$439.3	$679.6
Settlement of accounts payable in conjunction with acquisition of IGB	—	15.4
Capital expenditures	(366.6)	(433.3)
Free cash flow	$72.7	$261.7

Core Operating Earnings [2]
Net income attributable to Lear	$418.5	$445.2
Interest expense	79.5	76.1
Other expense, net	24.3	39.0
Income taxes	133.8	134.1
Equity in net income of affiliates	(37.1)	(36.2)
Net income attributable to noncontrolling interests	58.8	57.5
Restructuring costs and other special items -
Costs related to restructuring actions	115.8	96.9
Acquisition costs	0.5	0.9
Acquisition-related inventory fair value adjustment	—	1.8
Costs related to CrowdStrike Holdings, Inc.	3.7	—
Impairments related to Fisker Inc.	14.8	—
Impairments (recoveries) related to Russian operations, net	(1.5)	1.5
Intangible asset impairment	—	1.9
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(3.3)
Other	27.3	16.9
Core operating earnings	$838.4	$832.3

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$418.5	$445.2
Restructuring costs and other special items -
Costs related to restructuring actions	112.0	96.9
Acquisition costs	0.5	0.9
Acquisition-related inventory fair value adjustment	—	1.8
Costs related to CrowdStrike Holdings, Inc.	3.7	—
Impairments related to Fisker Inc.	14.8	—
Impairments (recoveries) related to Russian operations, net	(1.5)	1.5
Intangible asset impairment	—	1.9
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(7.3)
Foreign exchange gains due to foreign exchange rate volatility related to Russia	(0.5)	(2.7)
Loss related to affiliate	2.2	5.0
Other	29.8	14.6
Tax impact of special items and other net tax adjustments [3]	(27.7)	(24.5)
Adjusted net income attributable to Lear	$551.8	$533.3

Weighted average number of diluted shares outstanding	57.1	59.3

Diluted net income per share available to Lear common stockholders	$7.33	$7.50

Adjusted earnings per share	$9.67	$8.99

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$461.6	$450.3
Less - Intangible asset impairment	—	1.9
Adjusted depreciation and amortization	$461.6	$448.4

Diluted Shares Outstanding at End of Period [4]	55,151,664	58,746,353

[1] Content per Vehicle for 2023 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	September 28, 2024	September 30, 2023
Adjusted Segment Earnings

Seating
Net sales	$4,111.8	$4,284.9

Segment earnings	$242.4	$244.7
Restructuring costs and other special items -
Costs related to restructuring actions	17.0	28.5
Costs related to CrowdStrike Holdings, Inc.	3.1	—
Impairments (recoveries) related to Russian operations, net	(2.6)	0.4
Other	1.6	1.3
Adjusted segment earnings	$261.5	$274.9

Segment margins	5.9%	5.7%

Adjusted segment margins	6.4%	6.4%

E-Systems
Net sales	$1,472.6	$1,496.1

Segment earnings	$65.3	$60.4
Restructuring and other special items -
Costs related to restructuring actions	7.1	19.5
Costs related to CrowdStrike Holdings, Inc.	0.6	—
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(3.5)
Other	1.2	2.5
Adjusted segment earnings	$74.2	$78.9

Segment margins	4.4%	4.0%

Adjusted segment margins	5.0%	5.3%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Adjusted Segment Earnings

Seating
Net sales	$13,036.4	$13,206.0

Segment earnings	$760.0	$823.4
Costs related to restructuring actions	83.6	65.8
Acquisition-related inventory fair value adjustment	—	1.8
Costs related to CrowdStrike Holdings, Inc.	3.1	—
Impairments related to Fisker Inc.	2.3	—
Impairments (recoveries) related to Russian operations, net	(1.5)	1.5
Other	11.0	4.9
Adjusted segment earnings	$858.5	$897.4

Segment margins	5.8%	6.2%

Adjusted segment margins	6.6%	6.8%

E-Systems
Net sales	$4,555.0	$4,419.7

Segment earnings	$188.9	$155.6
Costs related to restructuring actions	25.9	29.9
Costs related to CrowdStrike Holdings, Inc.	0.6	—
Impairments related to Fisker Inc.	12.5	—
Intangible asset impairment	—	1.9
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(3.6)
Other	5.6	7.3
Adjusted segment earnings	$233.5	$191.1

Segment margins	4.1%	3.5%

Adjusted segment margins	5.1%	4.3%